SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 8, 2000
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                            Tidel Technologies, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


         Delaware                      0-17288                 75-2193593
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(State or other Jurisdiction         (Commission            (IRS Employer
of Incorporation)                    File Number)         Identification No.)

5847 San Felipe, Suite 900, Houston, Texas  77057
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (713) 783-8200
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          (Former Name or Former Address, If Changed Since Last Report)



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         Item 5.           Other Events.
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I.       Issuance of 6% Convertible Debentures Due September 8, 2004

         On September 8, 2000, Tidel Technologies, Inc. (the "Registrant") consummated the purchase by an institutional investor (the "Purchaser") of $15,000,000 aggregate principal amount of convertible debentures due September 8, 2004 (the "Debentures"). The Debentures bear interest at the per annum rate of 6%, which is payable quarterly, and at the election of the Registrant, is payable in cash or in shares of the Registrant's Common Stock, $.01 par value (the "Common Stock"). The proceeds of sale of the Debentures will be used for working capital purposes and may also be used to reduce the Registrant's outstanding senior indebtedness. The Registrant may issue up to an additional $5,000,000 principal amount of the Debentures with the consent of the Purchaser and the Registrant's senior lender.

         The Debentures are convertible from and after issuance into shares of Common Stock initially at a price of $9.50 per share (the "Conversion Price"). The number of shares issuable upon conversion and the Conversion Price are subject to adjustment as a result of, among other things, stock dividends, distributions, subdivisions, combinations or reclassifications of the Common Stock, the issuance of certain rights, options, warrants or other Common Stock equivalents and certain business combinations involving the Registrant. The Registrant may require conversion of all or a portion of the then outstanding principal amount of the Debentures if, among other things, the market price of the Common Stock exceeds 150% of the then applicable Conversion Price for 20 trading days in a period of 30 consecutive trading days at any time after the date on which the Registration Statement (as hereinafter defined) is declared effective by the Securities and Exchange Commission (the "Commission"). Conversion of the Debentures is subject to certain restrictions based on the percentage of the aggregate number of shares of Common Stock the holders of the Debentures would beneficially own as a result of such conversion.

         The holders of the Debentures also have a "Put Right" to require the Registrant to prepay all or a portion of the then outstanding principal amount of and interest on the Debentures on each of the 270th day and 540th day following the date of issuance of the Debentures (each such date, a "Put Date"). Not later than the 60th day following a Put Date (a "Put Payment Date"), the Registrant is obligated to pay the holders exercising their Put Right an amount of cash equal to the principal amount of the Debentures to be prepaid, plus all accrued and unpaid interest thereon (the "Put Price"). No later than 20 trading days prior to the applicable Put Date, the Registrant may deliver a written notice (the "Registrant Notice") to the holders of the Debentures indicating its intention not to pay in excess of a maximum dollar amount in cash as part of any subsequent Put Price (the "Maximum Cash Amount"), in which case the Registrant is required to (i) pay to the holders exercising their Put Right the Maximum Cash Amount and (ii) deliver to the holders exercising their Put Right no later than the third trading day following the applicable Put Date a number of shares of Common Stock equal to the quotient obtained by dividing (A) the difference between the Put Price and the Maximum Cash Amount by (B) the average of the closing prices for the shares of Common Stock for the five trading days preceding the Put Date. If the Registrant does not timely deliver a Registrant Notice, it must pay the entire Put Price in cash.

         The Debentures provide for various events of default that would entitle their holders to require the immediate prepayment of the full principal amount thereof together with interest and other amounts owing in respect thereof at a premium. Such events of default include the Registrant's failure to pay the principal amount of, or liquidated damages in respect of, the Debentures when such payments become due, or accrued interest on the Debentures within three days of the applicable interest payment date, the Registrant's failure to make any payment with respect to any indebtedness greater than $750,000 to a third party, the failure of the Common Stock to be quoted or listed for trading on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange for three consecutive trading days or an aggregate of ten trading days, the sale or disposition of all or in excess of 50% of the Registrant's assets, a merger or consolidation where the Registrant is not the surviving entity, the acquisition of in excess of 40% of the voting power of the Common Stock, the failure of the Registration Statement to be declared effective by the Commission on or prior to the 150th day after the issuance of the Debentures, the lapse of the effectiveness of the Registration Statement or the inability of the holders of the Debentures to resell their registrable securities for more than five consecutive trading days or an aggregate of fifteen trading days, the Registrant's failure to deliver certificates of Common Stock to holders of the Debentures prior to the fifth trading day after a Conversion Date, the Registrant's failure to deliver payments in cash pursuant to certain "Buy-In" rights of the holders of the Debentures within five days after notice to the Registrant of a Buy-In is deemed delivered, the Registrant's breach of any material term of the Debentures or the other agreements entered into in connection with the Debentures, and the institution of bankruptcy proceedings (subject to certain cure periods).

         The Registrant agreed with the Purchaser that for a period of 90 days after the issuance of the Debentures, it would not obtain additional equity or equity equivalent financing (including the issuance of any debt convertible into or exchangeable for Common Stock). The Registrant also agreed with the Purchaser that for a period of 180 trading days after the issuance of the Debentures, it would not, without the prior consent of the Purchaser, obtain additional equity or equity equivalent financing (including the issuance of any debt convertible into or exchangeable for Common Stock) unless the Registrant offered the Purchaser the opportunity to provide such financing upon the terms and conditions proposed. Such agreements are not applicable to (i) issuances pursuant to a grant or exercise of stock, warrants or options that may be granted or exercised under any employee or director benefit plan or compensation program of the Registrant; or (ii) issuances of Common Stock, for an aggregate market price of up to $2,000,000, in a strategic transaction or relationship.

         In connection with the financing, the Registrant issued to the Purchaser five-year warrants (the "Warrants") to purchase up to 315,789 shares of Common Stock at an exercise price equal to $9.80 per share. Exercise of the Warrants is subject to certain restrictions on the aggregate number of shares of Common Stock holders of the Warrants would beneficially own as a result of such exercise. The number of shares of Common Stock issuable upon exercise of the Warrants and the exercise price of the Warrants are subject to antidilutive adjustments similar to those contained in the Debentures.

         The Registrant agreed with the Purchaser to prepare and file with the Commission a registration statement relating to the resale of the shares of Common Stock issuable upon conversion


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



of the Debentures and exercise of the Warrants (the "Registration Statement"). The Registration Statement is to be filed with the Commission not later than October 8, 2000.


II.      Second Amendment to Credit Agreement

         On September 8, 2000, the Registrant, Tidel Engineering, L.P. and The Chase Manhattan Bank amended that certain Credit Agreement dated April 9, 1999 in order to permit the issuance of the Debentures and to modify certain financial covenants.


         Item 7.           Financial Statements and Exhibits.
                           ---------------------------------

                  (c)      Exhibits.

                  4.1      Form of Convertible Debenture dated September 8, 2000
                  4.2 Form of Common Stock Purchase Warrant dated September 8, 2000
                  10.1 Convertible Debenture Purchase Agreement dated September 8, 2000
                  10.2 Registration Rights Agreement dated September 8, 2000 by and between the Registrant and Montrose Investments Ltd.
                  10.3 Subordination Agreement dated September 8, 2000 by and among the Registrant, Tidel Engineering, L.P., Montrose Investments Ltd. and The Chase Manhattan Bank
                  10.4 Second Amendment to Credit Agreement dated September 8, 2000 by and among the Registrant, Tidel Engineering, L.P. and The Chase Manhattan Bank



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



                                    SIGNATURE
                                    ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TIDEL TECHNOLOGIES, INC.


Dated: September 19, 2000           By: /s/ James T. Rash
                                        ----------------------------------------
                                    Name:   James T. Rash
                                    Title:  Chairman and Chief Executive Officer



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